SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                January 27, 1997
                                 Date of Report
                        (Date of earliest event reported)



                               CIDCO INCORPORATED
             (Exact name of registrant as specified in its charter)


     Delaware                        0-23296                    13-3500734
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(State or other jurisdiction       (Commission                (IRS Employer
 of incorporation)                 File Number)            Identification No.)

                               220 Cochrane Circle
                          Morgan Hill, California 95037
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              (Address of principal executive offices and zip code)


                                 (408) 779-1162
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              (Registrant's telephone number, including area code)


                                 Not applicable
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          (Former name or former address, if changed since last report)





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ITEM 5.           Other Events

         On January 27, 1997, the Board of Directors of CIDCO Incorporated, a Delaware corporation (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares"), of the Company. The dividend is payable to all holders of record of Common Shares outstanding on February 14, 1997 (the "Record Date"), and with respect to all Common Shares issued thereafter until the earliest to occur of the Distribution Date (as defined below), the date on which the Rights are redeemed or exchanged, and the expiration date of the Rights (January 27, 2007) and, in certain circumstances with respect to Common Shares issued after the Distribution Date. Except as set forth below, each Right, when it becomes exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a price of $95.00 per one one-thousandth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and United States Trust Company of New York, as Rights Agent (the "Rights Agent"), dated as of January 27, 1997, and made part of this Form 8-K as
Exhibit 1 hereto. The following description of the Rights is qualified by reference to the Rights Agreement.

         Initially, the Rights will be attached to all certificates representing Common Shares then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares upon the earliest to occur of (i) ten days following a public announcement that a person or group of affiliated or associated persons have acquired, or obtained the right to acquire (except pursuant to a Permitted Offer, as hereinafter defined), beneficial ownership of 15% or more of the outstanding Common Shares, or 25% or more in the case of J.W. Seligman (the "Grandfathered Stockholder"), the only Person known to be the beneficial owner of more than 15% of the Common Shares outstanding on the Record Date; or (ii) ten business days (or such later date as the Board of Directors may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group becoming an Acquiring Person (as hereinafter defined) (the earliest of such dates being called the "Distribution Date"). Any person or group whose acquisition of Common Shares causes a Distribution Date pursuant to clause (i) above is an "Acquiring
Person." The date that a person or group becomes an Acquiring Person is the "Shares Acquisition Date."

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Company's Summary of Rights document being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record



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of the Common Shares as of the close of business on the  Distribution  Date (and to each initial record holder of certain Common Shares issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the later of the Distribution Date or the effective date of a registration statement under the Securities Act of 1933, with respect to the securities purchasable upon exercise of the Rights, and will expire at the close of business on January 27, 2007, unless earlier redeemed or exchanged by the Company as described below.

         In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding Common Shares at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interest of the Company, its stockholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive upon exercise thereof at the then current exercise price of the Right, that number of one one-thousandths of a share of Preferred Shares (or, in certain circumstances, other securities of the Company) having a value (immediately prior to such triggering event) equal to two times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of the event described above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void.

         In the event that, at any time following the Shares  Acquisition  Date,
(i) the Company is acquired in a merger or other business combination transaction, or (ii) more than 50% of the Company's (including its Subsidiaries) assets or earning power is sold or transferred, in either case, with or to any other person, then each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise thereof at the then current exercise price of the Right, that number of common shares of the acquiring company or in case of a sale of assets, the common shares of the person obtaining the greatest portion of the assets or earning power transferred, having a value equal to two times the exercise price of the Right. The holder of a Right will continue to have the Flip-Over Right whether or not such holder exercises or surrenders the Flip-In Right.

         The Purchase Price payable, and the number of one one-thousandths of a Preferred Share, common shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).




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         The number of outstanding Rights and the number of one  one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $10.00 per share, but will be entitled to an aggregate dividend per share of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share, with the liquidation payment to holders of Preferred Shares to be 1,000 times the aggregate amount, if any, to be distributed to the Common Shareholders. Each Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth of a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are one one-thousandth or integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

         At any time after any person becomes an Acquiring Person, the Board of Directors of the Company may exchange all or part of the then outstanding and exercisable Rights (other than Rights that have become void as described above) for Common Shares of the Company at an exchange ratio of one Common Share per Right. The Board of Directors is not empowered to effect such exchange at any time after any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company, or any such Subsidiary, any entity holding Common Shares for or pursuant to the terms of any such a plan), together with all affiliates and associates of such person, becomes the beneficial owner of 50% or more of the Common Shares then outstanding.

         At any time prior to the earlier to occur of (i) a person becoming an Acquiring Person or (ii) the expiration of the Rights, and under certain circumstances, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right, subject to adjustment (the "Redemption Price") which redemption shall be effective upon the action of the Board of Directors.




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         All of the  provisions  of the Rights  Agreement  may be amended by the
Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders of the Company, stockholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

         The Rights Agreement dated as of January 27, 1997, between the Company and the Rights Agent, specifying the terms of the Rights, the Form of
Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications,
Limitations, Restrictions and other Distinguishing Characteristics of the Preferred Shares (Exhibit A to the Rights Agreement), and the Form of Right Certificate (Exhibit B to the Rights Agreement), are incorporated herein by reference as Exhibits 1, 2, and 3. The foregoing description of the Rights is qualified in its entirety by reference to such exhibits.

ITEM 7.           Financial Statements and Exhibits

         (c)     The following exhibits are hereby made a part of this Form 8-K:

       Exhibit 4.1 Rights Agreement dated as of January 27, 1997, between CIDCO Incorporated (The "Company") and United States Trust Company of New York, as Rights Agent ("Rights Agreements"), filed on February 4, 1997, as
                           Exhibit 1 to the Company's Registration Statement on Form 8-A for the registration of rights to purchase shares of the Company's Series A Junior Participating Preferred Stock (the "Preferred Shares") pursuant to
                           Section 12 of the Securities Exchange Act of 1934 (the "Registration Statement"), is incorporated herein by reference.

       Exhibit 4.2 Form of Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations, Restrictions and other Distinguishing Characteristics of the Preferred Shares (attached as Exhibit A to the Rights Agreement filed as Exhibit 1 to the Registration Statement), is incorporated herein by reference.


        Exhibit 4.3 Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 1 to the Registration Statement), is incorporated herein by reference.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 12, 1997               CIDCO INCORPORATED
                                                (Registrant)



                                       By: /s/Paul G. Locklin
                                           ----------------------
                                              Paul G. Locklin
                                              President




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